                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                             --------------------

                                 FORM 8-K/A


                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934

      DATE OF REPORT (Date of earliest event reported): January 31, 1997


                   CHARLES E. SMITH RESIDENTIAL REALTY L.P.
            (Exact name of registrant as specified in its charter)



             Commission File Number: 1934 Act File Number: 0-25968


           Delaware                                        54-1681657
(State of other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                        Identification No.)

      2345 Crystal Drive
       Crystal City, VA                                     22202
    (Address of principal                                (Zip Code)
      executive offices)



       Registrant's telephone number including area code: (703) 920-8500

Item 5.    Other Events
-----------------------

   On February 12, 1997, Charles E. Smith Residential Realty, Inc. ("the Company"), the general partner of Charles E. Smith Residential Realty L.P. ("the Operating Parntership") completed an offering of 2.7 million shares of Common Stock of the Company. On March 13, 1997, the underwriter of the stock offering exercised its over-allotment option and purchased an additional 405,000 shares of common stock. The 3,105,000 shares (the "Offering") were issued at $28.375 per share totaling $82,937,000, net of underwriting discounts and other expenses totaling $5,136,000. The Company contributed the net proceeds from the Offering to the Operating Partnership in exchange for 3.1 million limited partnership units. The Operating Partnership used the net proceeds from the contribution to repay $72.1 million in borrowing under its line of credit and $9.0 million of mortgage debt and to fund certain other costs incurred in connection with the acquisitions discussed below.


   On February 24,1997 the Operating Partnership acquired two luxury, high-rise properties for approximately $113 million, primarily through the issuance of equity in the form of 1,149,623 limited partnership units valued at $28.4125 per unit and the assumption of $79 million of debt. The two properties, Crystal Plaza and Crystal Towers, comprise 1,452 apartment units and are located in Crystal City, Arlington, Virginia. The two properties were acquired from two partnerships in which Robert H. Smith, was a general and limited partner and Robert P. Kogod, was a limited partner. Messrs. Smith and Kogod are Co-Chairmen and Co-CEOs of the Company. These acquisitions consolidate the ownership by the Company of all of the Smith-developed multifamily communities in Crystal City and increased by 64.4% the number of apartment units that the Company owns in Crystal City, Virginia.


   On March 3, 1997 The Operating Partnership also acquired The Kenmore, a 376-unit property in northwest Washington, D.C, for approximately $16.3 million consisting of 510,700 limited partnership units of the Operating Partnership valued at $14.5 million, the assumption of debt of $1.2 million and $.6 million in related acquisition costs. The Operating Partnership also completed the acquisition for approximately $9.5 million of 17 acres of land for the development of an estimated 630-unit apartment community in Springfield, Virginia.


   A copy of the related press releases are attached as Exhibits 99.1 through 99.6.

Item 7.    Financial Statements and Exhibits
--------------------------------------------

(A)  Pro forma financial information - beginning at page F-5.

(B)  Exhibits

99.1    Press Release dated January 30, 1997 of the Company             E-1
99.2    Press Release dated February 13, 1997                           E-10
99.3    Press Release dated February 24, 1997                           E-11
99.4    Press Release dated March 3, 1997                               E-13
99.5    Press Release dated March 13, 1997                              E-15
99.6    Consent of Independent Public Accountants                       E-16

           INDEX TO PRO FORMA INFORMATION AND FINANCIAL STATEMENTS

                                                                            Page
                                                                            ----
CHARLES E. SMITH RESIDENTIAL REALTY L.P.

Pro Forma (unaudited) Consolidated Balance Sheet                            F-5
 as of December 31, 1996

Pro Forma (unaudited) Consolidated  Statement of                            F-6
 Operations for the year ended December 31, 1996

Notes and Management's Assumptions to Unaudited Pro Forma                   F-7
 Consolidated  Financial Information

ACQUISITION PROPERTIES

Report of Independent Public Accountants--Crystal Plaza                     F-10

Statements of Revenues and Certain Expenses of Crystal Plaza                F-11
for the years ended December 31, 1996, 1995 and 1994

Report of Independent Public Accountants--Crystal Towers                    F-13

Statements of Revenues and Certain Expenses of Crystal Towers               F-14
for the years ended December 31, 1996, 1995 and 1994

                   CHARLES E. SMITH RESIDENTIAL REALTY L.P.
                 PRO FORMA CONSOLIDATED FINANCIAL INFORMATION


          Charles E. Smith Residential Realty L.P. (the "Operating Partnership") was organized in Delaware in 1993. The Operating Partnership had no operations prior to the completion of the business combination which occurred on June 30, 1994. Charles E. Smith Residential Realty, Inc. (the "Company"), a Maryland Corporation, was formed in June 1993 with the intent of qualifying as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended. In connection with the business combination, the Company, on June 30, 1994, raised equity through an initial public offering and a private placement, and issued debt in a series of concurrent private financing transactions. The proceeds were used to acquire the 1.0% sole general partnership and a 41.7% limited partnership interest in the Operating Partnership. The Operating Partnership is the successor entity to CES Group (the "Predecessor"). Simultaneous with the initial public offering and private placement, the entities that owned the properties and the related service businesses included in the CES Group transferred the properties and related service businesses to the Operating Partnership (or corporations in which the Operating Partnership owns substantially all of the equity) and received in exchange, directly or indirectly, units of limited partnership in the Operating Partnership. Assets and liabilities related to interests contributed by the Predecessor Partners have been recorded at their predecessor cost. The Company, through the Operating Partnership and its subsidiaries, is engaged in the ownership, operation, management, leasing, acquisition and development of real estate properties, primarily residential multifamily properties.


          On February 12, 1997, the Company completed a follow-on equity offering of approximately $83 million, net of underwriting discounts and other expenses totaling $5.1, through the issuance of 3.1 million shares of Common Stock of the Company ("the Offering"), including the Underwriters' option for an additional 405,000 which was exercised on March 13, 1997. Net proceeds of the Offering were contributed by the Company to the Operating Partnership in exchange for 3.1 million limited partnership units. The Operating Partnership used the resulting net proceeds for repayment of a portion of the outstanding indebtedness under certain of its lines of credit, certain mortgage debt and acquisition costs. On February 24, 1997 the Operating Partnership acquired two luxury, high-rise properties in Crystal City, Virginia, primarily through the issuance of equity in the form of Operating Partnership Units and assumption of debt.

          . Crystal Plaza. On February 24, 1997 the Operating Partnership
            --------------
acquired Crystal Plaza, a 540-unit luxury high-rise property located in Crystal City, Virginia for a total cost of approximately $43.8 million, consisting of Operating Partnership Units with a value of $9.4 million, the assumption of $33.0 million of debt, other acquisition costs and a fair value adjustment to debt. The property is currently subject to a 5.1% net profits interest in favor of an unaffiliated third party. In the first year after acquisition, the Operating Partnership expects to realize an unleveraged yield on capitalized costs of 9.15% after estimated recurring capital expenditures. Messrs. Smith and Kogod and family had a 17.19% interest in the partnership that owned Crystal Plaza. The average monthly revenue per apartment unit for Crystal Plaza was $1,105 in 1995 and $1,167 in 1996 and its average occupancy (calculated beginning on the rent commencement date) was 98.8% in 1995 and 98.7% in 1996. Crystal Plaza was developed and managed by the CES Group, the predecessor to the Operating Partnership with the same quality standards as the properties in the Operating Partnership portfolio.

          . Crystal Towers. On February 24, 1997, the Operating Partnership
            ---------------
also acquired Crystal Towers, a 912-unit luxury-rise property located in Crystal City, Virginia for a total cost of approximately $69.3 million, including consideration of Operating Partnership Units valued at $24.1 million, the assumption of $46.0 million of debt, approximately $1.6 million in cash and certain acquisition costs, reduced by a fair value adjustment to debt and the transfer of cash reserves. In the first year after acquisition, the Operating Partnership expects to realize an unleveraged yield on capitalized costs of 9.19% after estimated recurring capital expenditures. The average monthly revenue per apartment unit for Crystal Towers was $1,002 in 1995 and $1,047 in 1996 and its average occupancy was 97.7% in 1995 and 97.6% in 1996. Crystal Towers was developed and managed by the CES Group, with the same quality standards as the properties in the Operating Partnership's portfolio. Messrs. Smith and Kogod and family had a 4.86% ownership interest in the partnership that had a 93% ownership interest in Crystal Towers, and the cash purchase of the remaining 7% of the property was made pursuant to purchase rights assigned (at no cost to the Operating Partnership) from a partnership controlled by Messrs. Smith and Kogod.

          . The Kenmore. The Operating Partnership also acquired on March 3,
            ------------
1997, the Kenmore, a 376-unit property located on Connecticut Avenue in northwest Washington, D.C., for a total cost of approximately $16.3 million, at an unleveraged yield after estimated recurring capital expenditures of 9.03%. The Kenmore was acquired for a combination of equity in the form of 510,700 Operating Partnership Units valued at $14.5 million, the assumption of debt of $1.2 million and $.6 million of acquisition costs. The Kenmore acquisition increases the percentage of the Operating Partnership's multifamily residential portfolio in northwest Washington, D.C. to 16.7%.

          . Springfield, Virginia development site. ("Springfield Land") The
            ----------------------------------------
Operating Partnership purchased for $9.5 million approximately 17 acres of land for the development of a 630-unit multi-phase low and mid-rise apartment community in Springfield, Virginia. The site is strategically located adjacent to a new Metrorail and commuter rail station and a regional shopping mall, and offers access to the I-495 Capital Beltway and I-395, a major route into Washington, D.C. Budgeted costs for this project are expected to be approximately $59.1 million and construction commenced in June 1997.

          Since January 1, 1996 the Operating Partnership has acquired the following Properties ("the 1996 Acquisitions"):

          . Van Ness South. On July 30, 1996, the Operating Partnership acquired
            ---------------
this 625 apartment unit property located in northwest Washington, D.C. for $41.8 million. The cash acquisition was funded with proceeds from the Operating Partnership's line of credit.

          . 1841 Columbia Road. On August 2, 1996, the Operating Partnership
            ------------------
acquired this 8-story, 115 apartment unit property located in northwest Washington, D.C. in exchange for 79,600 Operating Partnership Units valued at $2.0 million, together with the assumption of $3.3 million of existing mortgage debt. The mortgage debt is due on August 1, 1999 and bears interest at 9% per year. The total value of the acquisition was approximately $5.3 million.

          . Charter Oak. On March 15, 1996, the Operating Partnership acquired
            ------------
this 262 apartment unit complex located in Reston, Virginia, for 22,059 partnership units of the Operating Partnership which were valued at $0.5 million together with a cash payment of $13.7 million. The cash acquisition was funded with proceeds from the Operating Partnership's line of credit. The total value of the acquisition was approximately $14.2 million.

          . Governor Spotswood. On March 14, 1996, the Operating Partnership
            -------------------
acquired this 47 apartment unit property located in Alexandria, Virginia for $2.8 million. The cash acquisition was funded with proceeds from the Operating Partnership's line of credit.

                   CHARLES E. SMITH RESIDENTIAL REALTY L.P.
                  PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


        The following sets forth the unaudited pro forma consolidated balance sheet as of December 31, 1996 and the unaudited pro forma consolidated statement of operations for the year ended December 31, 1996 of Charles
        E. Smith Residential Realty L.P. The unaudited pro forma information is based on the financial statements of the Operating Partnership and should be read in conjunction with the 1996 historical financial statements and notes related thereto appearing in the Operating Partnership's Form 10-K.



        The unaudited pro forma consolidated financial statements as of December 31, 1996 and for the year ended December 31, 1996 are presented as if the Offering (including the assets to be acquired) and the acquisitions of the properties acquired during 1996 (the "1996 Acquisitions") all had occurred by December 31, 1996 for the pro forma consolidated balance sheet and at the beginning of the period for the pro forma consolidated statement of operations for the year ended December 31, 1996. The assets to be acquired include Crystal Plaza, Crystal Towers, The Kenmore and 17 acres of land for development located in Springfield, Virginia.



        The pro forma consolidated financial statements are not necessarily indicative of what the Operating Partnership's actual financial position would have been or the actual results of operations of the Operating Partnership would have been assuming the completion of the Offering (including the assets to be acquired) and had the 1996 Acquisitions occurred by December 31, 1996 for the pro forma consolidated balance sheet and at the beginning of the period for the pro forma consolidated statement of operations, nor do the pro forma consolidated financial statements purport to represent the Operating Partnership's financial position or results of operations at any future date or for any future period. Additionally, the pro forma consolidated financial statements previously filed have been adjusted to reflect actual events.

                   CHARLES E. SMITH RESIDENTIAL REALTY L.P.
                     PRO FORMA CONSOLIDATED BALANCE SHEET
                            AS OF DECEMBER 31, 1996
                          (UNAUDITED) (IN THOUSANDS)

                                                                                                    Pro Forma Adjustments
                                                                      --------------------------------------------------------------
                                                                                     Acquisitions
                                                                      -------------------------------------------
                                                                        Crystal       Crystal          The               Other
ASSETS                                                  Historical       Plaza (B)    Towers (C)     Kenmore (D)      Adjustments
                                                     ---------------  ------------- ------------- ---------------   ---------------
Rental property, at predecessor cost, net                  $267,658
Rental property, acquired and developed, net                202,435         44,080        69,673          16,010         9,540 (E)
Cash and cash equivalents                                     3,898           (300)         (375)           (247)
                                                                                          (1,610)

Tenants' security deposits                                    3,521            150           245              50
Escrow funds                                                  6,087                          900
Investment in and advances to Property Service
   Businesses and other                                      10,756
Deferred charges, net                                        17,646
Other assets                                                 10,210
                                                     --------------
        Total assets                                       $522,211
                                                     ==============

LIABILITIES AND EQUITY
Liabilities
        Mortgage loans                                     $416,808         34,400        44,532           1,274
        Notes payable                                       129,736                                                      9,540 (E)

        Accounts payable and accrued expenses                 9,525
        Tenants' security deposits                            3,521            150           245              50
                                                     --------------
                      Total liabilities                     559,590
                                                     --------------

Interest of Other Operating Partnership Unitholders         351,873          9,380        24,056          14,489           439 (F)
                                                     --------------

Partners' Equity
        General Partner's General and Limited
         Partnership Interest                              (389,252)                                                      (439)(F)
                                                     --------------
        Total liabilities and equity                       $522,211
                                                     ==============







                                                                                                     Supplemental
ASSETS                                                      Pro Forma              Offering (A)        Pro Forma
                                                       -------------------       ---------------  ------------------
Rental property, at predecessor cost, net                    $267,658                                     $267,658
Rental property, acquired and developed, net                  341,738                                      341,738
Cash and cash equivalents                                       1,366                72,166                  1,366
                                                                                    (72,166)
Tenants' security deposits                                      3,966                                        3,966
Escrow funds                                                    6,987                                        6,987
Investment in and advances to Property Service
   Businesses and other                                        10,756                                       10,756
Deferred charges, net                                          17,646                                       17,646
Other assets                                                   10,210                                       10,210
                                                       --------------                                -------------
        Total assets                                         $660,327                                     $660,327
                                                       ==============                                =============

LIABILITIES AND EQUITY
Liabilities
        Mortgage loans                                       $497,014                                     $497,014
        Notes payable                                         139,276               (72,166)                67,110
        Accounts payable and accrued expenses                   9,525                                        9,525
        Tenants' security deposits                              3,966                                        3,966
                                                       --------------                                -------------
                      Total liabilities                       649,781                                      577,615
                                                       --------------                                -------------

Interest of Other Operating Partnership Unitholders           400,237                                      400,237
                                                       --------------                                -------------

Partners' Equity
        General Partner's General and Limited
         Partnership Interest                                (389,691)               72,166               (317,525)
                                                       --------------                                -------------

        Total liabilities and equity                         $660,327                                     $660,327
                                                       ==============                                =============

                    CHARLES E. SMITH RESIDENTIAL REALTY L.P.
                PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
            (UNAUDITED) (IN THOUSANDS, EXCEPT FOR PER UNIT AMOUNTS)




                                                                                          Pro Forma Adjustments
                                                                   -----------------------------------------------------------------

                                                                               Acquisitions
                                                                   --------------------------------
                                                                     Crystal     Crystal      The        Other           1996
RENTAL PROPERTIES                                     Historical      Plaza      Towers     Kenmore   Adjustments   Acquisitions (A)
                                                     ------------- ---------    ---------- --------  ------------  -----------------
        Revenues                                       $166,283     7,557        11,464      3,058                         $5,438

        Expenses
               Operating                                 75,779     3,162         4,871      1,540        (475)(B)          2,816
               Depreciation and amortization             17,931                                          3,244 (C)            561
                                                     ----------    ------       -------     ------     -------          ---------
                    Total expenses                       93,710     3,162         4,871      1,540       2,769              3,377

PROPERTY SERVICE BUSINESSES
   Equity in income of Property Service Businesses        7,846                                           (475)(B)
Corporate general and administrative expenses            (3,025)
Interest income                                           1,029
Interest expense                                        (43,606)   (2,704) (D)   (3,456) (D)  (109) (D)                    (2,269)
                                                     ----------    ------       -------     ------     -------         ----------

Net income of the Operating Partnership                $ 34,817     1,691         3,137      1,409      (3,244)              (208)
                                                     ==========

Net income per unit                                       $1.59
                                                     ==========

Weighted average units outstanding                       21,908
                                                     ==========


                                                                                              Supplemental
RENTAL PROPERTIES                                         Pro Forma           Offering         Pro Forma
                                                     -----------------     -------------     -------------
        Revenues                                            $193,800                            $193,800

        Expenses
               Operating                                      87,693                              87,693
               Depreciation and amortization                  21,736                              21,736
                                                     ---------------       ----------      -------------
                    Total expenses                           109,429                -            109,429

PROPERTY SERVICE BUSINESSES
   Equity in income of Property Service Businesses             7,371                               7,371
Corporate general and administrative expenses                 (3,025)                             (3,025)
Interest income                                                1,029                               1,029
Interest expense                                             (52,144)           5,246 (D)        (46,898)
                                                     ---------------      -----------      -------------

Net income of the Operating Partnership                     $ 37,602            5,246           $ 42,848
                                                     ===============                        ============

Net income per unit                                            $1.59                               $1.63
                                                     ===============                        ============

Weighted average units outstanding                            23,597                              26,297
                                                     ===============                        ============

                   CHARLES E. SMITH RESIDENTIAL REALTY L.P.
           NOTES AND MANAGEMENT'S ASSUMPTIONS TO UNAUDITED PRO FORMA
                      CONSOLIDATED FINANCIAL INFORMATION
                         (DOLLAR AMOUNTS IN THOUSANDS)



1.  Basis of Presentation
    ---------------------

          The unaudited Pro Forma Consolidated Balance Sheet as of December 31, 1996 and Pro Forma Consolidated Statement of Operations for the year ended December 31, 1996 are based on the historical financial statements of the Operating Partnership and its subsidiary partnerships.

          The unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 1996 is presented as if the Offering (including the assets to be acquired) and the 1996 Acquisitions all had occurred as of January 1, 1996. The unaudited Pro Forma Consolidated Balance Sheet as of December 31,1996 is presented as if the Offering (including the assets to be acquired) and the 1996 Acquisitions had occurred by December 31, 1996. The assets to be acquired include Crystal Plaza, Crystal Towers, The Kenmore and 17 acres of land for development located in Springfield, Virginia. The unaudited pro forma information should be read in conjunction with the historical financial statements and notes related thereto appearing in the Operating Partnership's 1996 Form 10-K.

          Preparation of the pro forma financial information was based on assumptions considered appropriate by the Operating Partnership's management. The pro forma financial information is unaudited and is not necessarily indicative of the results which actually would have occurred if the Offering (including the assets to be acquired) and the 1996 Acquisitions had been consummated at the beginning of the period presented, nor does it purport to represent the future financial position and results of operations for future periods. In management's opinion, all adjustments necessary to reflect the effects of these transactions have been made.


2.  Adjustments to Pro Forma Consolidated Balance Sheet

  (A)   Issuance of 2,700,000 Operating Partnership Units to general partner assuming a unit price of $28.375


                Proceeds from Offering                                                  $76,613
                Costs associated with Offering                                           (4,447)
                                                                                     ----------
                            Net proceeds                                                $72,166
                                                                                     ==========

                Paydown of Notes Payable                                                (72,166)
                                                                                     ----------
                            Total use of proceeds                                       $72,166
                                                                                     ==========

  (B)   Acquisition of Crystal Plaza

                Purchase price of rental property                                       $43,780
                Mortgage debt                                                           (33,000)
                Fair value adjustment to mortgage debt                                   (1,400)
                                                                                     ----------
                Value of Operating Partnership Units issued                               9,380
                                                                                     ==========
                Number of Operating Partnership Units issued (assuming a
                               $28.375 unit price)                                      330,573
                                                                                     ==========

                Purchase price of rental property                                       $43,780
                Acquisition costs                                                           300
                                                                                     ----------
                            Cost basis of rental property                               $44,080
                                                                                     ==========


  (C)   Acquisition of Crystal Towers

                Purchase price of rental property                                       $69,298
                Mortgage debt                                                           (46,002)
                Fair value adjustment to mortgage debt                                    1,470
                                                                                     ----------
                                                                                         24,766
                Fannie Mae cash reserve                                                     900
                Cash paid for Tower ownership interest                                   (1,610)
                                                                                     ----------
                Value of Operating Partnership Units issued                             $24,056
                                                                                     ==========
                Number of Operating Partnership Units issued (assuming a
                               $28.375 unit price)                                      847,789
                                                                                     ==========

                Purchase price of rental property                                       $69,298
                Acquisition costs                                                           375
                                                                                     ----------
                            Cost basis of rental property                               $69,673
                                                                                     ==========
  (D)   Acquisition of The Kenmore

                Purchase price of rental property                                       $15,763
                Mortgage debt                                                            (1,174)
                Fair value adjustment to mortgage debt                                     (100)
                                                                                     ----------
                Value of Operating Partnership Units issued                             $14,489
                                                                                     ==========

                Number of Operating Partnership Units issued (assuming a
                            $28.375 unit price)                                         510,633
                                                                                     ==========

                Purchase price of rental property                                       $15,763
                Acquisition costs                                                           247
                                                                                     ----------
                            Cost basis of rental property                               $16,010
                                                                                     ==========


(E) Acquisition of 17 acres of land located in Springfield, Virginia ("Springfield Land") for $9,540. Acquisition is assumed to be funded with proceeds from the Operating Partnership's line of credit.

(F) To adjust the redemption value of Other Operating Partnership Unitholders' interest for the issuance of Operating Partnership Units in connection with the acquisitions of Crystal Towers, Crystal Plaza and The Kenmore.

3.  Adjustments to Pro Forma Consolidated Statements of Operations


  (A) During 1996 the Operating Partnership acquired Van Ness South Apartments (on July 30, 1996), 1841 Columbia Road Apartments (on August 2, 1996), Charter Oak Apartments (on March 15, 1996), and Governor Spotswood Apartments (on March 14, 1996). The adjustments reflect the operations of the four acquisitions as if the purchases occurred on January 1, 1996 for the year ended December 31, 1996. Depreciation and amortization has been adjusted based on the allocated purchase price of the assets acquired and an estimated useful life of 40 years. Interest expense has been adjusted based on the additional financing incurred as a result of the acquisitions, using a weighted average borrowing rate of 7.27% for the year ended December 31, 1996.


  (B) Operating expenses have been adjusted to eliminate intercompany management fees related to the properties acquired.

  (C) Depreciation and amortization has been adjusted based on the allocated purchase price of the assets to be acquired and an estimated useful life of 40 years, as if the purchases occurred on January 1, 1996 for the year ended December 31, 1996.

  (D)   Adjustments to interest expense are as follows:

                                                                     -------------------
                                                                          Year Ended
                                                                         December 31,
                                                                             1996
                                                                     -------------------
        Increase in interest expense for Crystal Plaza
           (assuming a weighted average
           interest rate of 7.27% for the year ended
           December 31, 1996)                                             $    (2,704)

        Increase in interest expense for Crystal Towers
           mortgage loan (assuming weighted average
           interest rate of 7.27% for the year ended
           December 31, 1996)                                                  (3,456)

        Increase in interest expense for The Kenmore
           (assuming a weighted average
           interest rate of 7.27% for the year ended
           December 31, 1996)                                                    (109)

        Decrease in interest expense for pay down
           of notes payable with proceeds from Offering
           (assuming a weighted average interest rate of
           7.27% for the year ended December 31, 1996)                          5,246


        Interest expense related to draws on the line-of-credit to purchase the Springfield Land were $696 for the year ended December 31, 1996. This amount is capitalized into the cost basis of the property in accordance with generally accepted accounting principles.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Charles E. Smith Residential Realty L.P.

We have audited the accompanying statements of revenues and certain expenses of Crystal Plaza ("the Property") for the years ended December 31, 1996, 1995, and 1994. These financial statements are the responsibility of the Property's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying statements of revenues and certain expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Form 8-K/A of Charles E. Smith
Residential Realty L.P.   Material amounts, described in Note 1 to the
statements of revenue and certain expenses, that would not be comparable to those resulting from the proposed future operations of the Property are excluded and the statements are not intended to be a complete presentation of the revenues and expenses of this property.

In our opinion, the financial statements referred to above present fairly, in all material respects, the revenues and certain expenses of Crystal Plaza for the years ended December 31, 1996, 1995, and 1994 in conformity with generally accepted accounting principles.


                                                         /s/ Arthur Andersen LLP
Washington, D.C.,
May 9, 1997

                                 CRYSTAL PLAZA
                                 -------------
                  STATEMENTS OF REVENUES AND CERTAIN EXPENSES
                  -------------------------------------------

                                         Year Ended     Year Ended      Year Ended
                                         December 31,   December 31,    December 31,
                                              1996           1995            1994
                                         ------------   ------------    ------------
REVENUES:
   Rental income                          $ 7,556,972    $ 7,166,685     $ 6,933,230
                                          -----------    -----------     -----------

CERTAIN EXPENSES:
   Payroll and related costs                  648,316        599,756         572,609
   Utilities                                  619,741        607,316         574,908
   Repairs and maintenance                    908,218        895,099         787,775
   Real estate taxes                          389,562        339,000         323,045
   Leasing and management fees                359,748        337,915         318,013
   Other expenses                             236,508        236,685         223,416
                                          -----------    -----------     -----------
      Total certain expenses                3,162,093      3,015,771       2,799,766
                                          -----------    -----------     -----------

REVENUES IN EXCESS OF CERTAIN EXPENSES    $ 4,394,879    $ 4,150,914     $ 4,133,464
                                          ===========    ===========     ===========

       The accompanying notes are an integral part of these statements.

                                 CRYSTAL PLAZA
                                 -------------

             NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES
             ----------------------------------------------------

             FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
             ----------------------------------------------------

1. BASIS OF PRESENTATION:
   ----------------------

   The accompanying statements of revenues and certain expenses relate to the operations of Crystal Plaza apartments (the "Property") which is owned by Plaza Associates Limited Partnership ("Plaza"). The Property consists of two apartment buildings containing 540 residential units and 9 retail units, located in Arlington, Virginia. The Property is to be acquired by Charles E. Smith Residential Realty L.P. (the "Operating Partnership").

   The accompanying statements have been prepared for the purpose of complying with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission and thus, exclude certain expenses, such as interest expense, depreciation and amortization, certain professional fees and other costs not related to the future operations of the Property. Management is not aware of any material factors relating to the Property which would cause the reported financial information not to be indicative of future operating results.

   Significant Accounting Policies
   -------------------------------

   The accompanying statements were prepared on the accrual basis of accounting. Rental income attributable to residential leases is recognized when due from tenants. The Property requires tenants to initially execute a one-year lease. At the expiration of the lease term, the lease converts to a month-to-month basis.

2. RELATED PARTY TRANSACTIONS:
   ---------------------------

   Smith Realty Company, an operating subsidiary of the Operating Partnership, provided management services to the Property. Management fees, computed based on a percentage of rents collected, were paid to Smith Realty Company for management services. Prior to June 30, 1994, these services were provided by Charles E. Smith Management Inc., an affiliated entity.

   Expenses of the Property also include payments to Consolidated Engineering Services, an operating subsidiary of the Operating Partnership, related to engineering, repair and maintenance services. Prior to June 30, 1994, these services were provided by Consolidated Engineering Services, Inc., an affiliated entity, and Charles E. Smith Service Company, Inc., an affiliated entity.

   The Property paid environmental computer service fees to an affiliate. Charles E. Smith Insurance Agency, Inc., an operating subsidiary of the Operating Partnership, received premiums and commissions from the Property related to insurance.

   Amounts paid or accrued for the related time periods are as follows:

                                                  Year            Year            Year
                                                  Ended           Ended           Ended
                                               December 31,    December 31,    December 31,
                                                   1996            1995            1994
                                              --------------  --------------  --------------
Smith Realty Company                               $360,000       $338,000        $318,000
Consolidated Engineering Services                   149,000              0          57,000
Environmental Computer Services                       8,000          7,000           7,000
Charles E. Smith Insurance Agency, Inc.              55,000         56,000          50,000

   Certain expenses are allocated to the Property by an affiliate. These costs include advertising, marketing and proposal costs, and certain common area service costs.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Charles E. Smith Residential Realty L.P.

We have audited the accompanying statements of revenues and certain expenses of Crystal Towers ("the Property") for the years ended December 31, 1996, 1995, and 1994. These financial statements are the responsibility of the Property's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying statements of revenues and certain expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Form 8-K/A of Charles E. Smith Residential Realty L.P. Material amounts, described in Note 1 to the statements of revenue and certain expenses, that would not be comparable to those resulting from the proposed future operations of the Property are excluded and the statements are not intended to be a complete presentation of the revenues and expenses of this property.

In our opinion, the financial statements referred to above present fairly, in all material respects, the revenues and certain expenses of Crystal Towers for the years ended December 31, 1996, 1995, and 1994 in conformity with generally accepted accounting principles.


                                                         /s/ Arthur Andersen LLP
Washington, D.C.,
May 9, 1997

                                CRYSTAL TOWERS
                                --------------

                  STATEMENTS OF REVENUES AND CERTAIN EXPENSES
                  -------------------------------------------

                                                    Year Ended December 31,
                                           ----------------------------------------
                                              1996          1995            1994
                                           -----------   -----------    -----------
REVENUES
   Rental income                           $11,463,762   $10,961,786    $10,606,841
                                           -----------   -----------    -----------

CERTAIN EXPENSES
   Payroll and related costs                 1,091,477     1,007,284        924,210
   Utilities                                   980,005       966,207        944,954
   Repairs and maintenance                   1,026,243     1,141,286        917,536
   Real estate taxes                           671,464       658,029        554,575
   Leasing and management fees                 568,770       521,418        494,236
   Other expenses                              532,741       471,124        402,794
                                           -----------   -----------    -----------
      Total Expenses                         4,870,700     4,765,348      4,238,305

                                           -----------   -----------    -----------
REVENUES IN EXCESS OF CERTAIN EXPENSES     $ 6,593,062   $ 6,196,438    $ 6,368,536
                                           ===========   ===========    ===========

       The accompanying notes are an integral part of these statements.

                                CRYSTAL TOWERS
                                --------------

             NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES
             ----------------------------------------------------

             FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
             ----------------------------------------------------

1. BASIS OF PRESENTATION:
   ----------------------

   The accompanying statements of revenues and certain expenses relate to the operations of Crystal Towers apartments (the "Property") which is owned by Tower Associates Limited Partnership ("Tower"). The Property consists of two apartment buildings containing 912 residential units and 9 retail units, located in Arlington, Virginia. The Property is to be acquired by Charles E. Smith Residential Realty L.P. (the "Operating Partnership").

   The accompanying statements have been prepared for the purpose of complying with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission and thus, exclude certain expenses, such as interest expense, depreciation and amortization, certain professional fees and other costs not related to the future operations of the Property. Management is not aware of any material factors relating to the Property which would cause the reported financial information not to be indicative of future operating results.

   Significant Accounting Policies
   -------------------------------

   The accompanying statements were prepared on the accrual basis of accounting. Rental income attributable to residential leases is recognized when due from tenants. The Property requires tenants to initially execute a one-year lease. At the expiration of the lease term, the lease converts to a month-to-month basis.

2. RELATED PARTY TRANSACTIONS:
   ---------------------------

   Smith Realty Company, an operating subsidiary of the Operating Partnership, provided management services to the Property. Management fees, computed based on a percentage of rents collected, were paid to Smith Realty Company for management services. Prior to June 30, 1994, these services were provided by Charles E. Smith Management, Inc., an affiliated entity.

   Expenses of the Property include payments to Smith Management Construction, Inc., an operating subsidiary of the Operating Partnership, for construction management services related to certain building repairs and improvements. Prior to June 30, 1994, these services were provided by Charles E. Smith Managment Construction Company, an affiliated entity.

   Expenses of the Property also include payments to Consoldated Engineering Services, an operating subsidiary of the Company, related to engineering, repair and maintenance services. Prior to June 30, 1994, these services were provided by Consolidated Engineering Services, Inc., an affiliated entity, and Charles E. Smith Service Company, Inc., an affiliated entity.

   The Property paid environmental computer service fees to an affiliate. Charles E. Smith Insurance Agency, Inc., an operating subsidiary of the Operating Partnership, received premiums and commissions from the Property related to insurance.

   Amounts paid or accrued for the related time periods are as follows:

                                                   Year            Year            Year
                                                   Ended           Ended           Ended
                                               December 31,     December 31,    December 31,
                                                   1996             1995            1994
                                              --------------   --------------  --------------
Smith Realty Company                             $569,000          $521,000        $494,000
Smith Management Construction                       1,000                 0          61,000
Consolidated Engineering Services                 150,000            88,000          63,000
Environmental Computer Services                    12,000            10,000          10,000
Charles E. Smith Insurance Agency, Inc.            81,000            91,000         101,000

   Certain expenses are allocated to the Property by an affiliate. These costs include advertising, marketing and proposal costs, and certain common area service costs.

                                   SIGNATURES


          Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, on the 22nd day of August 1997.


                                 CHARLES E. SMITH RESIDENTIAL REALTY L.P.
                                 BY: CHARLES E. SMITH RESIDENTIAL REALTY, INC.,
                                     ITS GENERAL PARTNER


                                       By: /s/ Charles R. Hagen
                                           --------------------
                                             Charles R. Hagen
                                             Vice President and
                                             Chief Accounting Officer
                                             of Charles E. Smith
                                             Residential Realty, Inc.
                                             (on behalf of the Registrant
                                             and as Chief Accounting Officer)

                                 EXHIBIT INDEX




Exhibit No.                          Exhibit                            Page
-----------                          -------                            ----
99.1           Press Release dated January 30, 1997 of the Company      E-1
99.2           Press Release dated February 13, 1997                    E-10
99.3           Press Release dated February 24, 1997                    E-11
99.4           Press Release dated March 3, 1997                        E-13
99.5           Press Release dated March 13, 1997                       E-15
99.6           Consent of Independent Public Accountants                E-16